UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2008

H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-150419	80-0149096
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of	Identification No.
incorporation)

7220 N.W. 7TH STREET

PLANTATION, FL 33317

(Address of principal executive offices) (Zip Code)

954-792-0067

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On December 17, 2008, H & H Imports, Inc. (the “Company”) dismissed Sherb & Co., LLP as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

(b) During the fiscal years ended February 29, 2008 and February 28, 2007 and the interim period through December 17, 2008, there were no disagreements with Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused Sherb & Co., LLP to make reference thereto in its report on the financial statements for such years.

(c) During the fiscal years ended February 29, 2008 and February 28, 2007 and the interim period through December 17, 2008, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(d) The report of Sherb & Co., LLP on the Company’s financial statements as of and for the fiscal years ended February 29, 2008 and February 28, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than uncertainty as to the Company’s ability to continue as a going concern.

(e) We have requested that Sherb & Co., LLP furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Sherb & Co., LLP agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated December 19, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(f) On December 17, 2008, the Company engaged Lake & Associates CPA’s LLC, as its new independent registered public accounting firm. The Company has not consulted with Lake & Associates CPA’s LLC during the fiscal years ended February 28, 2007 and February 29, 2008 and the interim period through December 17, 2008, on either the application of accounting principles or type of opinion Lake & Associates CPA’s LLC might issue on the Company’s financial statements.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description

16.1	Letter of former accountants, Sherb & Co., LLP

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H & H IMPORTS, INC.

By: /s/ Francis A. Rebello

Francis A. Rebello

President and Chief Executive Officer

Date: December 19, 2008